UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2015

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22900	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

455 E. Pikes Peak Ave., Suite 210, Colorado Springs, CO	80903
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Century Downs Racetrack and Casino

On March 23, 2015, Century Casinos, Inc. (the “Company”) announced that it now owns 75% of United Horsemen of Alberta Inc. dba Century Downs Racetrack and Casino (“CDR”), the company developing the Racetrack and Entertainment Center (“REC”) which the Company will operate as Century Downs Racetrack and Casino.

Pursuant to an amended credit agreement between the Company’s subsidiary Century Casinos Europe GmbH (“CCE”) and CDR, in connection with the development of the REC project, CCE agreed to loan to CDR a total of CAD 24 million in two separate loans. Under the amended credit agreement, CCE acquired 15% of CDR, controls the board of directors, manages the development and operation of the REC project and has the right to convert CAD 11 million of one loan into an additional 60% ownership interest in CDR. The conversion of this CAD 11 million loan into a total ownership interest in CDR of 75% is now effective. With the conversion, a condition of licensing imposed by the Alberta Gaming and Liquor Commission has been satisfied.

The REC project is located less than one mile north of the city limits of Calgary, Alberta, Canada and 4.5 miles from the Calgary International Airport. The location is ideally positioned exiting off the Queen Elizabeth II Highway, which is the main corridor between Calgary and Edmonton and one of the most heavily used highways in Western Canada. The location is also next to the CrossIron Mills shopping mall, a major regional attraction, and has the potential to capture both the north and northwest Calgary markets, which do not currently have a casino.

The REC project, including a casino with 550 gaming machines, is scheduled to open on April 1, 2015.

Cruise Ships

On March 25, 2015 the Company announced that the Company and Oceania Cruises, Inc. and Seven Seas Cruises S. DE R.L., indirect subsidiaries of Norwegian Cruise Line Holdings Ltd., mutually agreed to terminate the Company’s casino concession agreements, effective June 1, 2015.

The Company currently operates the ship-based casinos onboard the Regatta, Nautica, Insignia, Marina and Riviera for Oceania Cruises and the Voyager, Mariner and Navigator for Seven Seas Cruises. In consideration for early termination of the concession agreements, the Company will receive four million US dollars.

Also on June 1, 2015, a new two-year consulting agreement will become effective, under which the Company will provide limited consulting services for the ship-based casinos of Oceania Cruises and Seven Seas Cruises. In return, the Company will receive a consulting fee of two million US dollars, payable in eight quarterly installments of 250,000 US dollars commencing in July 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: March 25, 2015	By: /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer